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                          RJR Nabisco Holdings Corp.

               (Name of Registrant as Specified In Its Charter)

                          RJR Nabisco Holdings Corp.

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RJR  NABISCO logo                                          News Release
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CONTACT: Carol Makovich
         (212) 258-5785

NEW YORK, NEW YORK -- January 15, 1996 -- RJR Nabisco Holdings Corp. (NYSE:RN) today announced that it has requested and received a written consent with respect to 100 shares from an employee shareholder in connection with the shareholder consent solicitation initiated by Bennett LeBow and Carl Icahn. The consent was dated and received January 12, 1996, which is the record date for the consent solicitation.

The company said that it had requested the shareholder to deliver the consent in order to establish the maximum time period for which the LeBow/Icahn consent solicitation would be open. As a result, consents for the LeBow/Icahn solicitation must be delivered within the next 60 days to be valid under Delaware law. Therefore, any consent dated or delivered to RJR Nabisco after March 12, 1996 will not be valid.